CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

   We have issued our report dated March 27, 2003 accompanying the financial statements of Insured Municipals Income Trust, 192nd Insured Multi-Series as of January 31, 2003, and for the period then ended, contained in this Post-Effective Amendment No. 6 to Form S-6.

   We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".


                                                        Grant THORNTON LLP


Chicago, Illinois
May 23, 2003